UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2017 (December 20, 2017)

SMARTMETRIC, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-54853	05-0543557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109

(Address of principal executive offices, including zip code)

(702) 990-3687

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2017, SmartMetric, Inc. (the “Company”) entered into manufacturer’s representative agreement (the “Agreement”) with Protec Secure Card, LLC (“Representative”) whereby Representative will promote and sell the Company’s security access control / identity biometric cards and all credit/debit biometric cards of the Company (collectively, the “Products”) in the United States of America (the “Territory”). Pursuant to the Agreement, Representative will receive 5% of the purchase price from the sale of all Products sold in the Territory. The Company announced the agreement on December 26, 2017 via Press Release. A copy of the Press Release and the Agreement are attached respectively as Exhibits 99.01 and 10.01 to this Current Report on Form 8-K and are incorporated by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Manufacturer’s Representative Agreement
99.01	Press Release dated December 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2017

SMARTMETRIC, INC.

By:	/s/ C. Hendrick

C. Hendrick Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Manufacturer’s Representative Agreement
99.01	Press Release dated December 26, 2017